UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

DIGERATI TECHNOLOGIES, INC.

(Name of Registrant As Specified In Its Charter)

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DIGERATI TECHNOLOGIES, INC.

825 W. BITTERS, SUITE 104

SAN ANTONIO, TEXAS 78216

(210) 614-7240

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF
NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER
OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF DIGERATI TECHNOLOGIES, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Digerati Technologies, Inc. Stockholder:

This Information Statement is being made available to the holders of record (the “Stockholders”) of the outstanding shares of: (i) common stock, $0.001 per value per share (the “Common Stock”); (ii) Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”); (iii) Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”); (iv) Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”); and (v) Series F Super Voting Preferred Stock, $0.001 par value per share (the “Series F Super Voting Preferred Stock”) of Digerati Technologies, Inc., a Nevada corporation (the “Company”), as of the close of business on September 2, 2021 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you that on September 2, 2021, the Company received written consent in lieu of a meeting of Stockholders (the “Written Consent”) from holders of shares of voting securities representing approximately 61% of the total issued and outstanding shares of voting securities of the Company (the “Majority Stockholders”) to approve the following:

●	the granting of discretionary authority to the Board, at any time or times for a period of 12 months after the date of the Written Consent, to adopt an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split at a ratio in a range of from 1 for 5 and up to 1 for 80, such ratio to be determined by the Board, or to determine not to proceed with the reverse stock split (the “Reverse Stock Split”).

●	the granting of discretionary authority to the Board, at any time or times for a period of 12 months after the date of the Written Consent, to adopt an amendment to the Articles of Incorporation, to change the name of the Company to “Nexogy, Inc.”, or to determine not to proceed with the name change (the “Name Change”).

The Reverse Stock Split and the Name Change (collectively, the “Actions”) are more fully described in the accompanying Information Statement. The Written Consent was in accordance with the Nevada Revised Statutes (the “NRS”) and Bylaws, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14C of the Exchange Act, and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our Stockholders of the action taken by the Written Consent before it becomes effective.

THE REVERSE STOCK SPLIT AND NAME CHANGE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERIT OF THE REVERSE STOCK SPLIT OR NAME CHANGE NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents are afforded to Stockholders as a result of the approval of the Actions.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the Reverse Stock Split and Name Change can become effective is twenty (20) calendar days after this Information Statement is first sent or given to the Stockholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Reverse Stock Split and Name Change by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Reverse Stock Split and Name Change. In addition, the Reverse Stock Split and the Name Change will not become effective until we file an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada after the twenty (20) calendar day period has elapsed. A form of the amendment with regard to the Reverse Stock Split is attached to this Information Statement as Annex A. A form of the amendment with regard to the Name Change is attached to this Information Statement as Annex B.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT SEPTEMBER [●], 2021. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Arthur L. Smith
Arthur L. Smith
September [●], 2021	Chief Executive Officer and Director

INFORMATION STATEMENT

OF

DIGERATI TECHNOLOGIES, INC.

825 W. BITTERS, SUITE 104

SAN ANTONIO, TEXAS 78216

(210) 614-7240

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

PURPOSE OF INFORMATION STATEMENT

This Information Statement advises stockholders of the Company of action taken on September 2, 2021 by written consent by the Majority Stockholders as of the Record Date.

GENERAL OVERVIEW OF ACTION

Action by Written Consent

The following actions were approved by the Majority Stockholders pursuant to the Written Consent, in lieu of a special meeting:

●	the granting of discretionary authority to the Board, at any time or times for a period of 12 months after the date of the Written Consent, to adopt an amendment to the Articles of Incorporation to effect the Reverse Stock Split.

●	the granting of discretionary authority to the Board, at any time or times for a period of 12 months after the date of the Written Consent, to adopt an amendment to the Articles of Incorporation to effect the Name Change.

This Information Statement is being furnished to all of our Stockholders in accordance with Section 14C of the Exchange Act, and the rules promulgated by the SEC thereunder, solely for the purpose of informing our Stockholders of the action taken by Written Consent before it becomes effective.

The Board has fixed the close of business on September 2, 2021, as the record date for the determination of Stockholders who are entitled to receive this Information Statement. This Information Statement will be mailed on or about September 2, 2021 to Stockholders as of the Record Date.

Pursuant to the Written Consent, the Majority Stockholders approved the Reverse Stock Split and Name Change.

The Actions were unanimously approved by our Board on September 2, 2021. Accordingly, all necessary corporate approvals to effectuate the Reverse Stock Split and Name Change have been obtained.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the Majority Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14C of the Exchange Act to notify our Stockholders of certain corporate actions taken by the Majority Stockholders pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Actions as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Stockholders to reduce the costs and implement the Actions in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series F Super Voting Preferred Stock as of record on the Record Date is entitled to notice of the Actions to be implemented pursuant to the Written Consent.

What Vote is Required to Approve the Actions?

A vote by the holders of at least a majority of our outstanding capital stock is required to approve the Actions. Each share of our common stock entitles its holder to one vote on each matter submitted to the Company’s stockholders. Series A Preferred Stock, unless otherwise required by the NRS, entitles its holder to no voting rights. Series B Preferred Stock, except as otherwise provided by the NRS, other applicable law or as provided in the Series B Preferred Stock Certificate of Designation, entitles its holder to no voting rights. Series C Preferred Stock, except as otherwise provided by the NRS, other applicable law or as provided in the Series C Preferred Stock Certificate of Designation, entitles its holder to no voting rights. Our shares of Series F Super Voting Preferred Stock entitle its holders to vote on each matter submitted to the Company’s stockholders in an amount equal to 50% of the aggregate voting power of all stockholders plus one million votes.

As of the Record Date, our authorized capitalization consisted of 500,000,000 shares of our common stock, 1,500,000 shares of our Series A Preferred Stock, 1,000,000 shares of our Series B Preferred Stock, 1,000,000 shares of our Series C Preferred Stock, and 100 shares of our Series F Super Voting Preferred Stock, of which 138,538,039 shares of our common stock were issued and outstanding, 225,000 shares of our Series A Preferred Stock were issued and outstanding, 425,442 shares of our Series B Preferred Stock were issued and outstanding, 55,400 shares of our Series C Preferred Stock were issued and outstanding, and 100 shares of our Series F Super Voting Preferred Stock were issued and outstanding. Arthur L. Smith, our Chief Executive Officer and a member of the Board, Antonio Estrada, Jr., our Chief Financial Officer, and Craig K. Clement, a member of the Board, collectively own all of the outstanding shares of our Series F Super Voting Preferred Stock and an aggregate of 31,277,534 shares of our common stock, and, as such, held, as of the Record Date, 61% of our outstanding voting capital stock. Messrs. Smith, Estrada and Clement delivered to the Company an executed written consent dated September 2, 2021, authorizing the Actions.

Do I have appraisal rights?

Under the NRS, our stockholders are not entitled to appraisal rights concerning the Actions, and we will not independently provide our stockholders with any such rights.

What is the reason for the Reverse Stock Split and Name Change?

The Board believes the Reverse Stock Split is necessary and advisable in order to meet the initial listing requirements of The NASDAQ Capital Market (“NASDAQ”). The Board also believes that the Reverse Stock Split and any resulting increase per share price of the common stock could also enhance the acceptability and marketability of the common stock to the financial community and investing public. Further, the Board is of the opinion that it is advisable to change the name of the Company to align branding with the Company’s core operations, facilitate transition to a singular brand across the organization and to more appropriately reflect the Company’s business focus.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the Majority Stockholders.

ACTION I – REVERSE STOCK SPLIT

APPROVAL OF THE GRANTING OF DISCRETIONARY AUTHORITY TO THE BOARD, AT ANY TIME OR TIMES FOR A PERIOD OF 12 MONTHS AFTER THE DATE OF THE WRITTEN CONSENT, TO ADOPT AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION, TO EFFECT A REVERSE STOCK SPLIT AT A RATIO IN A RANGE OF FROM 1 FOR 5 AND UP TO 1 FOR 80, SUCH RATIO TO BE DETERMINED BY THE BOARD, OR TO DETERMINE NOT TO PROCEED WITH THE REVERSE STOCK SPLIT

In accordance with the NRS, the Board approved a resolution to adopt an amendment to the Articles of Incorporation to effect a reverse stock split of the Common Stock at any time or times during the next twelve (12) months at a ratio in a range of from 1 for 5 and up to 1 for 80, such ratio to be determined by the Board (the “Reverse Stock Split”).

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE TREATMENT OF FRACTIONAL SHARES, AS EXPLAINED BELOW UNDER THE CAPTION “FRACTIONAL SHARES.”

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING STOCKHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED.

Reasons for Reverse Stock Split

The Board believes it is in the best interests of the Company and its Stockholders to have the authority, in their discretion, to implement the Reverse Stock Split, as it is likely to increase the market price for the Common Stock as fewer shares will be outstanding. The Common Stock is presently quoted on the OTCQB under the symbol “DTGI”. We intend to apply to have the Common Stock listed on NASDAQ. The main goal of the increase in market price is to allow the Company to meet the $4 minimum bid price requirement of NASDAQ.

Immediately following the completion of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding or held in treasury would be reduced proportionately based on the reverse stock split ratio between 1 for5 and up to 1 for 80, as determined by the Board. A reverse stock split by a publicly traded company reduces the number of shares outstanding, but leaves the market capitalization of the company the same, which results in an increase in the price per share of the company’s stock. Put another way, after a reverse stock split, the enterprise value of the company is spread over fewer shares and so the per share price of the stock will be higher.

The Reverse Stock Split would decrease the number of outstanding shares but not the number of authorized shares. The Reverse Stock Split is not being made in connection with any going-private transaction, nor does management currently have any intention to effectuate the privatization of the Company. There can be no assurance that the Reverse Stock Split will result in the benefits described above. The Company cannot assure you that the Reverse Stock Split will not further adversely impact the market price of the Common Stock.

Implementation and Effects of the Reverse Stock Split

If the Board elects to implement the Reverse Stock Split, which the Board may choose not to do at its discretion, the Reverse Stock Split would have the following effects:

●	the number of shares of the Common Stock owned by each Stockholder will automatically be reduced proportionately based on the reverse stock split ratio determined by the Board;

●	a proportionate adjustment will be made to the par value of the Common Stock, such that the stated value of the Company’s capital will be reduced;

●	the number of shares of the Common Stock issued and outstanding will be reduced proportionately;

●	proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

●	a proportionate adjustment will be made to the per share conversion price under the terms of the Company’s outstanding convertible promissory notes and Series A Preferred Stock.

The table set forth below illustrates the Company’s hypothetical capitalization subsequent to reverse stock splits in varying ratios with the ratio between 1 for 5 and up to 1 for 80 which may be effectuated by the Board pursuant to the Written Consent. This hypothetical model is based on the total number of shares issued and outstanding as of the Record Date and gives effect to the Reverse Stock Split, as well as shares of Common Stock issued and outstanding and issuable upon the conversion/exercise of promissory notes, options and warrants.

Hypothetical Reverse Stock Split Ratio	Shares of Common Stock issued and outstanding following Reverse Stock Split	Shares of Common Stock issued and outstanding and issuable upon the conversion/exercise of promissory notes, options and warrants	Shares of Common Stock available for future issuance following Reverse Stock Split
1:5	27,707,608	15,920,000	456,372,392
1:35	3,958,230	2,274,286	493,767,485
1:80	1,731,725	995,000	497,273,275

The Board may decide not to proceed with the Reverse Stock Split for various reasons including general stock market/business conditions.

Potential for Significant Dilution of Equity Interest

The Reverse Stock Split will not affect the rights of Stockholders or any Stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares. At this time the Company has no plans to issue such additional shares of its capital stock, other than (i) as required for existing and additional financings and (ii) as compensation and incentives to employees and directors under the Company’s existing stock incentive plans and other arrangements that may be undertaken.

The future issuance of such authorized shares may have the effect of diluting the Company’s earnings per share and book value per share, as well as the stock ownership and voting rights of the current Stockholders. The effective increase in the number of authorized but unissued shares of the Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or Bylaws.

Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. In lieu of issuing fractional shares, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

Authorized Shares

As of the Record Date, our authorized capitalization consisted of 500,000,000 shares of our common stock, 1,500,000 shares of our Series A Preferred Stock, 1,000,000 shares of our Series B Preferred Stock, 1,000,000 shares of our Series C Preferred Stock, and 100 shares of our Series F Super Voting Preferred Stock, of which 138,538,039 shares of our common stock were issued and outstanding, 225,000 shares of our Series A Preferred Stock were issued and outstanding, 425,442 shares of our Series B Preferred Stock were issued and outstanding, 55,400 shares of our Series C Preferred Stock were issued and outstanding, and 100 shares of our Series F Super Voting Preferred Stock were issued and outstanding.

The 225,000 shares of Series A Preferred Stock outstanding as of the Record Date and convertible into 562,500 shares of Common Stock as of such date (based on the current $0.40 conversion price) are not included in the list of voting securities as they do not have voting rights, except as otherwise provided by the NRS, other applicable law or as provided in its certificate of designation and unless and until such shares are converted into shares of Common Stock.

The Series B Preferred Stock and Series C Preferred Stock do not have voting rights, except as otherwise provided by the NRS, other applicable law or as provided in the respective certificates of designation for each of these series of Preferred Stock and unless and until such shares are converted into shares of Common Stock. These two series of Preferred Stock are not yet convertible into shares of Common Stock as there is no optional conversion available for these two series of Preferred Stock and the mandatory conversion events described in the respective certificates of designation for each of these series of Preferred Stock.

As of the Record Date, we had 109,836,179 shares of Common Stock reserved for issuance pursuant to warrants, 9,230,000 shares of Common Stock reserved for issuance pursuant to options, and 23,425,000 shares of Common Stock reserved for the conversion of promissory notes. As a result of the Reverse Stock Split, the number of shares remaining available for future issuance under the Company’s authorized pool of Common Stock would increase. In addition, the Company will continue to have 49,294,058 authorized but unissued shares of preferred stock.

These authorized but unissued shares would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of businesses or assets and sales of stock or securities convertible into Common Stock. The Company believes that the availability of the authorized but unissued shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Common Stock may be diluted. Also, if the Company issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of the Common Stock.

Other Effects on Issued and Outstanding Shares

If the Reverse Stock Split is implemented, the rights and preferences of the issued and outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

In addition, the Reverse Stock Split would result in some stockholders owing “odd-lots” of fewer than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Board chooses to effect the Reverse Stock Split, it would be implemented by filing a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada. The Reverse Stock Split will become effective at the time specified in the Certificate of Amendment, which will most likely be immediately after the filing of the Certificate of Amendment and which the Company refers to as the “effective time.” Beginning at the effective time, each certificate representing shares of the Common Stock before the Reverse Stock Split will automatically be deemed for all corporate purposes to evidence ownership based on the reverse stock split ratio, not to exceed a ratio of 1 for 80 shares of the Common Stock after the Reverse Stock Split.

As soon as practicable after the effective time, stockholders will be notified that the Reverse Stock Split has been effected. The Company expects that its transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

CUSIP Number

As a result of the Reverse Stock Split and Name Change, the Common Stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. The Common Stock will continue to be quoted on the OTCQB, subject to compliance with OTC Marketplace listing standards, until the Common Stock is approved for listing on NASDAQ.

Financial Information

Our audited consolidated financial statements and accompanying notes filed with our Annual Report on Form 10-K for the year ended July 31, 2020 are incorporated herein by reference.

No Dissenters’ Rights

No stockholder is entitled to dissenter’s rights in connection with the Actions and we will not provide our stockholders with such rights.

Anti-Takeover Effects of the Reverse Stock Split

A possible effect of the Reverse Stock Split may be to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. The Board could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of our Common Stock.

The Reverse Stock Split is not the result of the Board’s knowledge of an effort to accumulate any of the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by the Board to adopt a series of amendments to the Articles of Incorporation or our Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Although the Reverse Stock Split is not being undertaken by the Board to institute an anti-takeover provision, in the future the Board could, subject to its fiduciary duties and applicable law, use the unissued shares of Common Stock to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s Bylaws or certain provisions of the Articles of Incorporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company, if such transactions were opposed by the Board. However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Stock Split could be that our shareholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of the Common Stock, if the same was so offered by a party attempting a hostile takeover of the Company.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock held by our Stockholders before the Reverse Stock Split were, and the shares of Common Stock held after the Reverse Stock Split will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each stockholder is urged to consult with such Stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss will be recognized by a Stockholder upon such Stockholder’s exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares of the Common Stock received in the Reverse Stock Split (including any fraction of a share deemed to have been received) will be the same as the Stockholder’s aggregate tax basis in the shares of our Common Stock exchanged therefor. The Stockholder’s holding period for the shares of our Common Stock after the Reverse Stock Split will include the period during which the Stockholder held the shares of our Common Stock surrendered in the Reverse Stock Split.

This summary of certain material United States federal income tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service, the Company or the courts. Accordingly, each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL. ACTION II – NAME CHANGE

ACTION II – NAME CHANGE

APPROVAL OF THE GRANTING OF DISCRETIONARY AUTHORITY TO THE BOARD, AT ANY TIME OR TIMES FOR A PERIOD OF 12 MONTHS AFTER THE DATE OF THE WRITTEN CONSENT, TO ADOPT AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION, TO CHANGE THE NAME OF THE COMPANY TO “NEXOGY, INC.”, OR TO DETERMINE NOT TO PROCEED WITH THE NAME CHANGE

Reasons for Name Change

Following our November 2020 acquisition of Nexogy, Inc., the Board is changing the Company’s name to “Nexogy, Inc.” to align branding with the Company’s core operations, facilitate transition to a singular brand across the organization and to more appropriately reflect the Company’s business focus.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 500,000,000 shares of our common stock, 1,500,000 shares of our Series A Preferred Stock, 1,000,000 shares of our Series B Preferred Stock, 1,000,000 shares of our Series C Preferred Stock, and 100 shares of our Series F Super Voting Preferred Stock, of which 138,538,039 shares of our common stock were issued and outstanding, 225,000 shares of our Series A Preferred Stock, 425,442 shares of our Series B Preferred Stock were issued and outstanding, 55,400 shares of our Series C Preferred Stock were issued and outstanding, and 100 shares of our Series F Super Voting Preferred Stock were issued and outstanding. Arthur L. Smith, our Chief Executive Officer and a member of the Board, Antonio Estrada, Jr., our Chief Financial Officer, and Craig K. Clement, a member of the Board, collectively own all of the outstanding shares of our Series F Super Voting Preferred Stock and an aggregate of 31,277,534 shares of our common stock, and, as such, held, as of the Record Date, 61% of our outstanding voting capital stock. Messrs. Smith, Estrada and Clement delivered to the Company an executed written consent dated September 2, 2021, authorizing the Actions.

The Board is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The vote that was required to approve the transactions described in this Information Statement was the affirmative vote of the holders of a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of the Record Date to vote on such matters.

EFFECTIVENESS OF CORPORATE ACTION

Under Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the Actions will not be effective until 20 days after this Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock and Series F Super Voting Preferred Stock, our only classes of voting stock, as of the Record Date, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock or our outstanding Series F Super Voting Preferred Stock, (ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group.

The number of shares of our common stock and our Series F Super Voting Preferred Stock beneficially owned by each person and entity identified below is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person or entity has sole or shared voting power or dispositive power and also any shares over which the individual or entity has the right to acquire sole or shared voting or dispositive power within 60 days after the Record Date, including through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person and entity identified below has sole voting and dispositive power (or, in the case of individuals, shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name of Beneficial Owner	Common Shares Owned Votes	Vested Warrants and Options (1)	Total Beneficial Ownership	% Of Class (2)	Held via Warrant (3)	Shares of Series F Super Voting Preferred Stock	Votes from Series F Super Voting Preferred Stock (4)	Total Votes (5)	% Of Total Votes
5% HOLDERS
Post Road Special Opportunity Fund II LP	-	-	-	-	34,778,273	-	-	-	-

Post Road Special Opportunity Fund II Offshore LP	-	-	-	-	11,174,485	-	-	-	-

INDIVIDUAL OFFICERS AND DIRECTORS
Arthur L. Smith	11,453,804	1,416,452	12,870,256	9.20%	-	34	47,442,934	58,896,738	21.18%
President, Chief Executive Officer
Director

Antonio Estrada Jr.	10,087,936	1,325,735	11,413,671	8.16%	-	33	46,047,553	56,135,489	20.19%
Chief Financial Officer

Craig K. Clement	9,735,794	1,220,000	10,955,794	7.84%	-	33	46,047,553	55,783,347	20.06%
Chairman of the Board

Maxwell A. Polinsky	81,594	491,666	573,260	*	-	-	-	81,594	*
Director

ALL OFFICERS AND DIRECTORS AS A GROUP	31,359,128	4,453,853	35,812,981	25.61%		100	139,538,039	170,897,168	61.46%

*	Less than 1%.

(1)	Based on 4,453,853 vested stock options as of August 31, 2021.

(2)	Based on 138,538,039 shares of Common Stock outstanding as of August 31, 2021 and 4,453,853 vested stock options as of August 31, 2021.

(3)	Represents twenty-five percent (25%) of the Company’s shares that are currently outstanding including the shares issuable to Post Road Special Opportunity Fund II LP (the “PRG Fund”) and Post Road Special Opportunity Fund II Offshore LP (the “PRF Offshore Fund”) pursuant to the exercise of the warrant first issued to the PRG Fund on November 17, 2020. The 107,701,179 warrant shares that PRG Fund reported it owned in the Schedule 13D it filed on November 27, 2020 (as amended on March 17, 2021 to reflect a transfer of 24.32% of the warrant to the PRF Offshore Fund) represents twenty-five percent (25%) of the total shares of Common Stock, calculated on a fully diluted basis, which assumes future share issuances that are not certain or not yet contractually obligated to be issued. In addition, twenty-five percent (25%) of the 107,701,179 warrant shares are not yet vested and subject to forfeiture if the Company achieves certain performance targets which, if achieved, would result in the warrant being exercisable into twenty percent (20%) of the Common Stock, calculated on a fully-diluted basis as described above. If the minority stockholders of T3 Nevada convert their T3 Nevada shares into shares of the Common Stock, the number of shares into which the warrant may be exercised would also be decreased such that, if the Company also achieves certain performance targets, the warrant would be exercisable into fifteen percent (15%) of the Common Stock, calculated on a fully-diluted basis as described above. T3 Nevada’s minority stockholders have an obligation to (and may not otherwise) convert their T3 Nevada shares into shares of the Common Stock upon being asked to do so by the Company at any time after our Common Stock has a current market price of $1.50 or more per share for 20 consecutive trading days.

(4)	Holder of the Series F Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Corporation’s Common Stock, and on all such matters, the shares of Series F Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of Common Stock and all other securities of the Corporation are entitled to, as of any such date of determination, on a fully diluted basis, plus one million (1,000,000) votes.

(5)	Total Votes excludes 4,453,853 vested stock options as of August 31, 2021.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No officer or director has any substantial interest in the matters acted upon by our Board and the Majority Stockholders, other than in their roles as an officer or director or as one of the Majority Stockholders.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC. The Company files reports and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”). Copies of such filings may also be obtained by writing to the Company at 825 W. Bitters, Suite 104, San Antonio, Texas 78216.

FORWARD-LOOKING STATEMENTS

This Information Statement and the documents to which we refer you in this Information Statement may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Information Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Information Statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Information Statement. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov. For additional information, please see the section titled “Where You Can Obtain Additional Information” above.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of Information Statement, to the Company at 825 Bitters, Suite 104, San Antonio, Texas 78216, or by calling (210) 614-7240.

If multiple stockholders sharing an address have received one copy of the Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the stockholders of the Company only for information purposes in connection with the Reverse Stock Split and Name Change, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

Dated: September [●], 2021	BY ORDER OF THE BOARD OF DIRECTORS

	By:	/s/ Arthur L. Smith
	Name:	Arthur L. Smith
	Title:	CEO and Director

Annex A

AMENDMENT

(attached)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)

1. Name of corporation:

Digerati Technologies, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

(a) “ARTICLE III. CAPITAL STOCK” is hereby amended and restated as follows:

“The total number of shares of all classes that this Corporation shall have authority to issue shall be 550,000,000, of which 500,000,000 shall be shares of common stock, par value $0.001 per share, and 50,000,000 shall be shares of preferred stock, par value $0.001 per share. The Board of Directors of the corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof.

Effective at 12:01 a.m. on [ ], 2021 (the “Effective Time”), every [ ] shares of common stock issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one (1) validly issued, fully paid and non-assessable share of common stock (“New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of common stock shall be issued in connection with the Reverse Stock Split. No stockholder of this Corporation shall transfer any fractional shares of common stock. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of common stock. No certificates representing fractional shares of New Common Stock will be issued in connection with the Reverse Stock Split. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of New Common Stock to round up to the next whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (“Old Certificates”), shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been combined.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: Shares representing [ ]% of the outstanding voting power were voted in favor of the amendment.

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

Arthur L. Smith, Chief Executive Officer

A-1

Annex B

AMENDMENT

(attached)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)

1. Name of corporation:

Digerati Technologies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

First Article: the name of the corporation has been changed to Nexogy, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: Shares representing [ ]% of the outstanding voting power were voted in favor of the amendment.

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

Arthur L. Smith, Chief Executive Officer

B-1